Exhibit 3(i)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Music of Your Life, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1.       The original Articles of Incorporation of the corporation were filed with the Secretary of State of Florida on January 30, 2008.

2.       Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3.       These Amended and Restated Articles have been adopted and approved by a majority of the shareholders of the corporation.

4.       The text of the Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION

OF

MUSIC OF YOUR LIFE, INC.

ARTICLE I. NAME

The name of the corporation is MUSIC OF YOUR LIFE, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Florida is CT Corporation System, 1200 South Pine Island Road, in the City of Plantation, in the State of Florida.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Florida Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Common Stock authorized to be issued is Ten Billion (10,000,000,000). The number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.0001 per share.

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(A)       Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B)       Provisions Relating to the Preferred Stock.

(1)   The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)                 The number of shares constituting that series and distinctive designation of that series;

(ii)               The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)             Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)             Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(v)               Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)             Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(viii)         Any other relative or participation rights, preferences and limitations of that series;

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(ix)             If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

(2)   Provisions, Designations, and Characteristics Relating to Series “A” Preferred Stock.

(i)                 Two Hundred (200) of the Company's Twenty Million (20,000,000) authorized shares of preferred stock are designated as Series A Preferred Stock;

(ii)               The Series A Preferred Stock shall entitle the holders the right to vote, either together with holders of the Corporation’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred Stock relative to the shares of the Corporation’s common stock;

(iii)             Each share of Series A Preferred Stock shall have voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

(iv)             In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Series A Preferred Stock shall not be entitled to receive any of the assets of the Corporation;

(v)               Shall be redeemed by the Corporation at the option of the holders thereof for an aggregate of one dollar ($1.00) for all such shares of Series A Preferred Stock so held;

(vi)             Shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation; and

(vii)           shall not be able to convert such Series A Preferred Stock into the Corporation’s common stock.

ARTICLE V. BOARD OF DIRECTORS

(A)        Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(B)        Vacancies.  Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

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(C)       The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Florida law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Florida as the Bylaws may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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I, THE UNDERSIGNED, being the Secretary of Music of Your Life, Inc. pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of November, 2016.

/s/ Marc Angel

Marc Angell, Secretary

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